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                                  EXHIBIT 10.63

                                 THIRD AMENDMENT
                                       TO
                          SUBORDINATED CERTIFICATE AND
                         NET INTEREST MARGIN CERTIFICATE
                          FINANCING FACILITY AGREEMENT

         This THIRD AMENDMENT TO THE SUBORDINATED CERTIFICATE AND NET INTEREST MARGIN CERTIFICATE FINANCING FACILITY AGREEMENT (this "Amendment"), dated as of January 31, 1997, by and among CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation, (the "Lender"), OFL-A RECEIVABLES CORP., a Delaware corporation and a direct, wholly-owned subsidiary of ACC Consumer Finance Corporation (as successor to American Credit Corporation) (the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as paying agent (the "Paying Agent"), amends that certain Subordinated Certificate and Net Interest Margin Certificate Financing Facility Agreement, dated as of September 1, 1995, by and among the Lender, the Borrower, and the Paying Agent, as amended by the First Amendment dated as of March 31, 1996 and the Second Amendment dated as of August 30, 1996 (collectively, the "SNIM Agreement").

         WHEREAS, the parties hereto desire to amend the SNIM Facility in certain respects.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.       AMENDMENTS TO SECTION 1.

         (a) The definition of "Annual Commitment Fee" is hereby amended in its entirety to read as follows:

               "Annual Commitment Fee" means $100,000 per annum, payable in accordance with Section 7(c) hereof."

         (b) The definition of "Collateral Event" is hereby amended in its entirety to read as follows:

               "Collateral Event" means, with respect to any Eligible Contracts financed under the Repurchase Facility or any Eligible Contract Pool, the occurrence of any of the following events during any Monthly Period: (a) a trailing three-month annualized net charge-off rate equal to or greater than ten


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             percent (10.00%), (b) a trailing six-month annualized net
             charge-off rate equal to or greater than nine percent (9.00%), (c) a trailing three-month delinquency rate equal to or greater than nine percent (9.00%), (d) a trailing six-month delinquency rate equal to or greater than eight percent (8.00%), (e) a trailing three-month annualized repossession rate equal to or greater than eighteen percent (18.00%), or (f) a trailing six month annualized repossession rate equal to or greater than seventeen percent (17.00%).

         (c) The definition of "Financing Facility Maximum Amount" is hereby amended in its entirety to read as follows:

             "Financing Facility Maximum Amount" means the lesser of (a) the sum of Aggregate Borrowing Base and accrued and unpaid Commitment Fees, Paying Agent Fees and other fees or expenses owing to the Lender hereunder, and (b) $10,000,000.

2.       AMENDMENT TO SECTION 2.

         (a) Section 2(a)(xv) is hereby amended in its entirety to read as follows:

             (xv) After the making of such Advance, each of the following tests shall be satisfied: (A) the Aggregate Facility Balance shall not exceed $10,000,000, and (B) the Aggregate Facility Balance shall not equal or exceed the Aggregate Borrowing Base;

3.       AMENDMENT TO SECTION 7(c)

         (a) Section 7(c) is hereby amended in its entirety to read as follows:

             (c) Until the later of the Advance Termination Date and the date upon which the Aggregate Facility Balance shall have been reduced to zero (after giving effect to the application of the deemed Cash Receipt pursuant to the next sentence), the Borrower shall pay to the Lender the Annual Commitment Fee as follows: $25,000 on the last day of each calendar quarter, beginning with March 31, 1997. Notwithstanding the above, if the Borrower's obligation to pay the Annual Commitment Fee terminates in accordance with the preceding sentence on any day (other than the last day of a calendar quarter, in which case, no $25,000 payment shall be required), then that portion of the Annual Commitment Fee paid by the Borrower but not earned by the Lender (based upon the actual number of days remaining in such quarter divided by the actual number of days in such quarter) shall be deemed to be a Cash Receipt and applied against the Aggregate Facility Balance in accordance with Section 2(g) hereof.



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4. MISCELLANEOUS. All provisions of the SNIM Agreement, other than those expressly amended by this Amendment, shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the date first set forth above.

                                   The "Lender":

                                   CARGILL FINANCIAL SERVICES
                                   CORPORATION,
                                   a Delaware corporation


                                   By:  /s/ Jeffrey A. Z. Hilligoss
                                      -----------------------------
                                        Jeffrey A.Z. Hilligoss
                                        Vice President


                                   The "Borrower":

                                   OFL-A RECEIVABLES CORP.,
                                   a Delaware corporation


                                   By:  /s/ Rocco J. Fabiano
                                      -----------------------------
                                        Rocco J. Fabiano
                                        Director


                                   The "Paying Agent":

                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION,
                                   a national banking association


                                   By:  /s/ Bruce Wandersee
                                      -------------------------
                                        Bruce Wandersee
                                        Corporate Trust Officer




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Acknowledgment:

         ACC Consumer Finance Corporation, a Delaware corporation, and successor by merger of American Credit Corporation, hereby consents to the foregoing amendments to the SNIM Agreement and confirms that its ACC Limited Guarantee dated as of September 1, 1995, issued in favor of Lender applies to the SNIM Agreement, as amended by the foregoing Third Amendment dated as of January 31, 1997.

                                       ACC CONSUMER FINANCE
                                       CORPORATION,
                                       a Delaware corporation






                                       By:  /s/ Rocco J. Fabiano
                                          ---------------------------
                                            Rocco J. Fabiano
                                            Chairman of the Board and
                                            Chief Executive Officer


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